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                                 Exhibit 10.62


           Form of Amended and Restated Registration Rights Agreement by and among WellPoint California, WellPoint Delaware and
                        California HealthCare Foundation
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                              AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT


                 THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June ____, 1997, by and among CALIFORNIA HEALTHCARE FOUNDATION, a California nonprofit public benefit corporation (formerly Western Health Partnerships, the "Foundation"), WELLPOINT HEALTH NETWORKS INC., a Delaware corporation ("WellPoint Delaware") and WELLPOINT HEALTH NETWORKS INC., a California corporation (formerly Blue Cross of California, "WellPoint California").

                 WHEREAS, pursuant to an Agreement and Plan of Reorganization dated June ____, 1997 (the "Reorganization Agreement") among WellPoint Delaware, WellPoint California and WLP Acquisition Corp., a wholly owned subsidiary of WellPoint Delaware ("Merger Sub"), Merger Sub was merged into WellPoint California, the capital stock of WellPoint California was converted into capital stock of WellPoint Delaware and the shareholders of WellPoint California became stockholders of WellPoint Delaware and the outstanding stock of Merger Sub was converted into stock of WellPoint California and thereby WellPoint California became a wholly owned subsidiary of WellPoint Delaware (the "Reorganization");

                 WHEREAS, WellPoint California, the Foundation and The California Endowment (formerly Western Foundation for Health Improvement) and WellPoint Health Networks Inc., a Delaware corporation ("Old WellPoint"), entered into an Amended and Restated Recapitalization Agreement dated as of March 31, 1995 (the "Recapitalization Agreement") pursuant to which WellPoint California converted from a nonprofit public benefit corporation to for-profit status and the Foundation became its sole shareholder, and thereafter Old WellPoint merged into WellPoint California and following that merger the Foundation became an 80.4% shareholder in WellPoint California, with other former shareholders of Old WellPoint holding the remaining 19.6% of the outstanding shares of Common Stock of WellPoint California;

                 WHEREAS, the Foundation and WellPoint California executed a Registration Rights Agreement dated May 20, 1996 (the "Registration Rights Agreement"), as required under the Recapitalization Agreement;

                 WHEREAS, as a result of the Reorganization, the parties hereto desire to enter into this Agreement which amends and restates the Registration Rights Agreement to have WellPoint Delaware assume the rights and obligations of WellPoint California under the Registration Rights Agreement and sets forth the terms of certain registration rights applicable to the Registrable Securities (as defined below); and





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                 WHEREAS, as of the date hereof, the Foundation, pursuant to the Reorganization, owns 29,910,000 shares of WellPoint Delaware's issued and outstanding Common Stock, par value $.01 per share ("Common Stock").

                 NOW, THEREFORE, upon the premises and the mutual promises herein contained, and for good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree that the Registration Rights Agreement is hereby amended and restated to add WellPoint Delaware as a party hereto, that WellPoint Delaware shall assume the rights and obligations of WellPoint California under the Registration Rights Agreement (with the exception of Sections 8(a) and 8(d) hereof) and that the parties further agree as follows:

                 1. CERTAIN DEFINITIONS. As used in this Agreement, the following initially capitalized terms shall have the following meanings:

                          (a)     "Affiliate" means, with respect to any
person, any other person who, directly or indirectly, is in control of, is controlled by or is under common control with the former person.

                          (b)     "Holders" means the Foundation or any
Affiliate of the Foundation or any trustee for the account of the Foundation and any "transferee" (as such term is defined in Section 11 hereof) which is the record holder of Registrable Securities.

                          (c)     "Registrable Securities" means the shares of
Common Stock held by the Foundation as of the date hereof, any stock or other securities into which or for which such shares of Common Stock may hereafter be changed, converted or exchanged, and any other securities issued to the Holders of such shares of Common Stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transactions or events, provided that any such securities shall cease to be Registrable Securities if (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act (as defined below) and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities shall have been transferred pursuant to Rule 144, (iii) such securities are held by a Holder other than the Foundation, unless such Holder shall furnish WellPoint Delaware an opinion of counsel, which opinion shall be reasonably satisfactory to WellPoint Delaware, to the effect that all of such securities are not permitted to be distributed by such Holder in one transaction pursuant to Rule 144, or (iv) such securities are held by a Holder whose aggregate holdings of Registrable Securities, computed in accordance with the requirements of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, constitute less than 4.9% of the total outstanding common equity of WellPoint Delaware.

                          (d)     "Registration Expenses" means all reasonable
expenses in connection with any registration of securities pursuant to this Agreement including, without limitation, the following: (i) SEC filing fees;
(ii) the fees, disbursements and expenses of





                                       2.
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WellPoint Delaware's counsel(s) and accountants in connection with the registration of the Registrable Securities to be disposed of under the Securities Act; (iii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to any Holders, underwriters and dealers and all expenses incidental to delivery of the Registrable Securities; (iv) the cost of producing blue sky or legal investment memoranda; (v) all expenses in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters or Holders in connection with such qualification and in connection with any blue sky and legal investments surveys; (vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Registrable Securities to be disposed of; (vii) transfer agents', depositories' and registrars' fees and the fees of any other agent appointed in connection with such offering; (viii) all security engraving and security printing expenses; (ix) all fees and expenses payable in connection with the listing of the Registrable Securities on each securities exchange or inter-dealer quotation system on which a class of common equity securities of WellPoint Delaware is then listed; (x) all reasonable out-of-pocket expenses of WellPoint Delaware incurred in connection with road show presentations, including the salaries (based on a per diem allocation) and expenses (to the extent not reimbursed by the underwriters) of officers making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities and other out-of-pocket expenses of WellPoint Delaware related thereto, but salaries shall be deemed a Registrable Expense if and only to the extent such road show presentations and meetings are made or held on more than five business days in the aggregate with respect to any one registration (and then only if earned or incurred in respect of such days in excess of five business days); (xi) the prorated salaries and expenses of in-house attorneys performing legal services to the extent such services would otherwise be performed by outside counsel; (xii) courier, overnight delivery, word processing, duplication, telephone and facsimile expenses; and (xiii) any one-time payment for directors and officers insurance directly related to such offering, provided the insurer provides a separate statement for such payment.

                          (e)     "Rule 144" means Rule 144 promulgated under
the Securities Act, or any successor rule to similar effect.

                          (f)     "SEC" means the United States Securities and
Exchange Commission.

                          (g)     "Securities Act" means the Securities Act of
1933, as amended, or any successor statute.

                 2.       DEMAND REGISTRATION.

                          (a)     At any time, upon written notice from a
Holder in the manner set forth in Section 13(h) hereof requesting that WellPoint Delaware effect the registration under the Securities Act of any or all of the Registrable Securities held by such Holder, which





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notice shall specify the intended method or methods of disposition of such
Registrable Securities, WellPoint Delaware shall have the right, exercisable within 15 days by written notice, to purchase all or a portion of the Registrable Securities requested to be registered by such Holder at a cash price per share equal to the arithmetic mean of each of the closing sales prices per share of Common Stock on the New York Stock Exchange for each of the 15 consecutive trading days ending on the fifth trading day immediately preceding the date of the written notice from the Holder under this Section 2(a). The closing of such purchase shall take place no later than 45 days after the date of the written notice from WellPoint Delaware under this Section 2(a).

                          (b)     If WellPoint Delaware does not exercise its
right to purchase under Section 2(a) above, WellPoint Delaware shall use its best efforts to effect, in the manner set forth in Section 5, the registration under the Securities Act of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

                                  (i)      if prior to receipt of a
         registration request pursuant to this Section 2(b), WellPoint Delaware had commenced a financing plan through a formal "all hands" meeting with outside advisors, including an underwriter if such financing plan is an underwritten offering, and, in the good-faith business judgment of WellPoint Delaware's underwriter, a registration at the time and on the terms requested could materially and adversely affect or interfere with such financing plan of WellPoint Delaware or its subsidiaries (a "Transaction Blackout"), WellPoint Delaware shall not be required to effect a registration pursuant to this Section 2(b) until the earliest of (A) the abandonment of such offering, (B) 90 days after the termination of such offering, (C) the termination of any "hold back" period obtained by the underwriter(s) of such offering from any person in connection therewith or (D) 110 days after receipt by the Holder requesting registration of the written notice from WellPoint Delaware referred to above in this subsection (i);

                                  (ii)     if, while a registration request is
         pending pursuant to this Section 2(b), WellPoint Delaware has determined in good faith that (A) the filing of a registration statement could jeopardize or delay any contemplated material transaction other than a financing plan involving WellPoint Delaware or would require the disclosure of material information that WellPoint Delaware had a bona fide business purpose for preserving as confidential; or (B) WellPoint Delaware then is unable to comply with SEC requirements applicable to the requested registration (notwithstanding its best efforts to so comply), WellPoint Delaware shall not be required to effect a registration pursuant to this
         Section 2(b) until the earlier of (1) the date upon which such contemplated transaction is completed or abandoned or such material information is otherwise disclosed to the public or ceases to be material or WellPoint Delaware is able to so comply with applicable SEC requirements, as the case may be, and (2) 45 days after WellPoint Delaware makes such good-faith determination, provided that WellPoint Delaware shall not be permitted to delay a requested registration in reliance on this clause (ii) more than once in any 12-month period; and





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                                  (iii)      WellPoint Delaware shall not be
         obligated to file a registration statement relating to a registration request pursuant to this Section 2: (A) more than once in any calendar year; (B) within a period of six months after the effective date of any other registration statement of WellPoint Delaware demanded pursuant to this Section 2(b); or (C) if such registration request is for a number of Registrable Securities which have an aggregate market value less than $75 million. For purposes of this subsection 2(b)(iii), registration statements filed by WellPoint California prior to the date hereof shall be deemed a registration statement filed by WellPoint Delaware.

                          (c)     Notwithstanding any other provision of this
Agreement to the contrary:

                                  (i)      a registration requested by a Holder
         pursuant to this Section 2 shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 2(b)), (A) if it is withdrawn based upon material adverse information relating to WellPoint Delaware that is different from the information (x) known to the Holder requesting registration at the time of their request for registration, or (y) promptly disclosed by WellPoint Delaware to the Holder at the time of their request for registration; (B) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by such Holder and, as a result thereof, less than 90% of the Registrable Securities requested to be registered can be completely distributed in accordance with the plan of distribution set forth in the related registration statement; or
         (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied (other than by reason of some act or omission by such Holder) or waived by the underwriters;

                                  (ii)     a registration requested by a Holder
         pursuant to this Section 2 and later withdrawn at the request of such Holder (other than for any reason set forth in Section 2(c)(i)) shall be deemed to have been effected (and, therefore, requested for purposes of Section 2(b)), whether withdrawn by the Holder prior to or after the effectiveness of such requested registration, provided, that if the Holder bears the Registration Expenses for any registration begun pursuant to Section 2(b) and subsequently withdrawn, such registration shall not count as a requested registration pursuant to Section 2(b).

                          (d)     In the event that any registration pursuant
to this Section 2 shall involve, in whole or in part, an underwritten offering, WellPoint Delaware, on the one hand, and the Holder initiating the demand pursuant to Section 2(a), on the other hand, shall each have the right to designate an underwriter as the sole lead managing underwriters of such underwritten offering (with such co-lead managing underwriters sharing lead managing underwriter compensation equally). WellPoint Delaware and such Holder shall together select which of the co-lead managing underwriters shall serve as "books-running" underwriter; provided that if WellPoint Delaware and such Holder cannot, within 10 days following the





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notice from such Holder referred to in Section 2(a), reach a mutual agreement on such selection, then (i) WellPoint Delaware shall have the right in the case of the first such underwritten offering (subject to the consent of the Foundation, which consent may not be unreasonably withheld) to select the "books-running" underwriter for such first offering; (ii) such Holder shall have the right (in the case of the next such underwritten offering as to which no agreement can be reached as provided) to select the "books-running" underwriter for such next offering; and (iii) the selection right shall thereafter alternate for each subsequent offering as to which no agreement can be reached as provided.

                          (e)     Holders other than the Holder initiating the
demand pursuant to Section 2(b) shall have the right to include their shares of Registrable Securities in any registration pursuant to Section 2(b); provided that the Foundation may exclude participation by other Holders in connection with registrations pursuant to two demands (no two of which can be in consecutive years). In connection with those registrations in which multiple Holders participate, in the event such registration involves an underwritten offering and the lead managing underwriter advises that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting and registration shall be allocated pro rata among the Holders on the basis of the shares of Registrable Securities held by each such Holder.

                          (f)     WellPoint Delaware shall have the right to
cause the registration of additional securities for sale for the account of any person (including WellPoint Delaware) in any registration of Registrable Securities requested by a Holder pursuant to Section 2(b); provided that WellPoint Delaware shall not have the right to cause the registration of such additional securities if such Holder is advised in writing (with a copy to WellPoint Delaware) by the lead managing underwriter designated by the Holder pursuant to Section 2(d) that, in such firm's good-faith opinion, registration of such additional securities would materially and adversely affect the offering and sale of the Registrable Securities then contemplated by such Holder.

                 3. PIGGYBACK REGISTRATION. At any time if WellPoint Delaware proposes to register any of its Common Stock or any other of its common equity securities (collectively, "Other Securities") under the Securities Act (other than a registration on Form S-4 or S-8 or any successor form thereto), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, it will each such time give prompt written notice to each Holder of its intention to do so at least 10 business days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request. Upon the written request of any such Holder made within five business days after the receipt of WellPoint Delaware's notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), WellPoint Delaware shall effect, in the manner set forth in Section 5, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which WellPoint Delaware has been so requested to register, to the extent required to permit the disposition (in accordance with such





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intended methods thereof) of the Registrable Securities so requested to be registered, provided that:

                          (a)     if at any time after giving written notice of
its intention to register any securities and prior to the effective date of such registration, WellPoint Delaware shall determine for any reason not to register or to delay registration of such securities, WellPoint Delaware may, at its election, give written notice of such determination to the Holder and, thereupon, (A) in the case of a determination not to register, WellPoint Delaware shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (B) in the case of a determination to delay such registration, WellPoint Delaware shall be permitted to delay registration of any Registrable Securities requested to be included in such registration for the same period as the delay in registering such other securities;

                          (b)     (i)  if the registration referred to in the
first sentence of this Section 3 is to be an underwritten primary registration on behalf of WellPoint Delaware, and the managing underwriter advises WellPoint Delaware in writing that, in such firm's opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, WellPoint Delaware shall include in such registration: (1) first, all securities WellPoint Delaware proposes to sell for its own account ("WellPoint Delaware Securities") and (2) second, up to the full number of Registrable Securities in excess of the number or dollar amount of WellPoint Delaware Securities, which, in the good-faith opinion of such managing underwriter, can be so sold without materially and adversely affecting such offering (and, if less than the full number of such Registrable Securities, allocated pro rata among the Holders of such Registrable Securities on the basis of the number of securities requested to be included therein by each such Holder) and (ii) if the registration referred to in the first sentence of this Section 3 is to be an underwritten secondary registration on behalf of holders of securities (other than Registrable Securities) of WellPoint Delaware (the "Other Holders"), and the managing underwriter advises WellPoint Delaware in writing that in their good-faith opinion such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, WellPoint Delaware shall include in such registration the amount of securities (including Registrable Securities) that such managing underwriter advises allocated as follows: (1) first, that number of Registrable Securities requested to be included therein as shall result in the Holder making such request owning less than 20% of the total outstanding common equity of WellPoint Delaware and (2) second, pro rata among the Other Holders and the Holders on the basis of the number of remaining securities (including Registrable Securities) requested to be included therein by each Other Holder and each Holder;

                          (c)     WellPoint Delaware shall not be required to
effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and





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                          (d)     no registration of Registrable Securities
effected under this Section 3 shall relieve WellPoint Delaware of its obligation to effect a registration of Registrable Securities pursuant to
Section 2 hereof.

                 4. EXPENSES. Unless otherwise elected to be borne by a Holder pursuant to Section 2(c)(ii), WellPoint Delaware agrees to pay all Registration Expenses with respect to an offering pursuant to Section 2 and
Section 3 hereof.

                 5. REGISTRATION AND QUALIFICATION. If and whenever WellPoint Delaware is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 or 3 hereof, WellPoint Delaware, shall:

                          (a)     prepare and file a registration statement
under the Securities Act relating to the Registrable Securities to be offered as soon as practicable, but in no event later than 30 days (60 days if the applicable registration form is other than Form S-3) after the date notice is given, and use its best efforts to cause the same to become effective as promptly as practicable;

                          (b)     prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for 70 days (or, in the case of an underwritten offering, such shorter time period as the underwriters may require);

                          (c)     furnish to the Holders and to any underwriter
of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as the Holders or such underwriter may reasonably request in order to facilitate the public sale of the Registrable Securities, and a copy of any and all transmittal letters or other correspondence to, or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

                          (d)     use its best efforts to register or qualify
all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holders or any underwriter of such Registrable Securities shall request, and use its best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided that WellPoint Delaware shall not for any such purpose be required to register or qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;





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                          (e)     (i)  use its best efforts to furnish an
opinion of counsel for WellPoint Delaware addressed to the underwriters and each Holder of Registrable Securities included in such registration (each a "Selling Holder") and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and (ii) use its best efforts to furnish a "cold comfort" letter addressed to each Selling Holder, if permissible under applicable accounting practices, and signed by the independent public accountants who have audited WellPoint Delaware's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

                          (f)     immediately notify the Selling Holders in
writing (i) at any time when a prospectus relating to a registration pursuant to Section 2 or 3 hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case (i) or
(ii) at the request of the Selling Holders, subject to Section 4 hereof, prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                          (g)     use its best efforts to list all such
Registrable Securities covered by such registration on each securities exchange and inter-dealer quotation system on which a class of common equity securities of WellPoint Delaware is then listed, with expenses in connection therewith to be paid in accordance with Section 4 hereof; and

                          (h)     furnish unlegended certificates representing
ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters with expenses therewith to be paid in accordance with Section 4 hereof.

                 6. CONVERSION OF OTHER SECURITIES, ETC. If a Holder offers any options, rights, warrants or others securities issued by it or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Section 2 and Section 3 of this Agreement.





                                       9.
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                 7.       UNDERWRITING, DUE DILIGENCE.

                          (a)     If requested by the underwriters for any
underwritten offering of Registrable Securities pursuant to a registration requested under this Agreement, WellPoint Delaware shall enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by WellPoint Delaware and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution substantially to the effect and to the extent provided in Section 8 hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 5(e) hereof. The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, WellPoint Delaware to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by the Selling Holders on whose behalf the Registrable Securities are to be distributed as are customarily contained in underwriting agreements with respect to secondary distributions. Selling Holders may require that any additional securities included in an offering proposed by a Holder be included on the same terms and conditions as the Registrable Securities that are included therein.

                          (b)     In the event that any registration pursuant
to Section 3 shall involve, in whole or in part, an underwritten offering, WellPoint Delaware may require the Registrable Securities requested to be registered pursuant to Section 3 to be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration. If requested by the underwriters for such underwritten offering, the Selling Holders on whose behalf the Registrable Securities are to be distributed shall enter into an underwriting agreement with such underwriters, such agreement to contain such representations and warranties by the Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution substantially to the effect and to the extent provided in Section 8 hereof. Such underwriting agreement shall also contain such representations and warranties by WellPoint Delaware and such other person or entity for whose account securities are being sold in such offering as are customarily contained in underwriting agreements with respect to secondary distributions.

                          (c)     In connection with the preparation and filing
of each registration statement registering Registrable Securities under the Securities Act, WellPoint Delaware shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of WellPoint Delaware with its officers and the independent public accountants who have certified WellPoint Delaware's financial statements as shall be necessary, in the opinion of such Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.





                                      10.
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                 8.       INDEMNIFICATION AND CONTRIBUTION.

                          (a)     In the case of each offering of Registrable
Securities made pursuant to this Agreement, each of WellPoint Delaware and WellPoint California agrees to indemnify and hold harmless each Holder, its officers and directors, each underwriter of Registrable Securities so offered and each person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither WellPoint California nor WellPoint Delaware shall be liable to a particular Holder in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Holder furnished to WellPoint Delaware in writing by or on behalf of such Holder specifically for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which WellPoint Delaware or WellPoint California may otherwise have to each Holder, its officers and directors, underwriters of the Registrable Securities or any controlling person of the foregoing; provided, further, that, as to any underwriter or any person controlling any underwriter, this indemnity does not apply to any loss, liability, claim, damage or expense arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent or given by or on behalf of an underwriter to such person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus.

                          (b)     In the case of each offering made pursuant to
this Agreement, each Holder of Registrable Securities included in such offering, by exercising its registration rights hereunder, agrees to indemnify and hold harmless WellPoint Delaware, its officers and directors and each person, if any, who controls any of the foregoing within the meaning of the Securities Act (and if requested by the underwriters, each underwriter who participates in the offering and each person, if any, who controls any such underwriter within the meaning of the Securities Act), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject under the





                                      11.

Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact relating to the Holder required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact contained in, or such material fact relating to the Holder is omitted from, information relating to such Holder furnished in writing to WellPoint Delaware by or on behalf of such Holder specifically for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein). The foregoing indemnity is in addition to any liability which such Holder may otherwise have to WellPoint Delaware, or any of its directors, officers or controlling persons; provided, however, that, as to any underwriter or any person controlling any underwriter, this indemnity does not apply to any loss, liability, claim, damage or expense arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent to given by or on behalf of an underwriter to such person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus.

                          (c)     Procedure for Indemnification.  Each party
indemnified under paragraph (a) or (b) of this Section 8 shall, promptly after receipt of notice of any claim or the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the claim or the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) of this Section 8, except to the extent the indemnifying party was prejudiced by such failure, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that each indemnified party, its officers and directors, if any, and each person, if any, who controls such indemnified party within the meaning of the Securities Act, shall have the right to employ separate counsel reasonably approved by the indemnifying party to represent them if the named parties to any action (including any impleaded parties) include both such indemnified party and an indemnifying party or an affiliate of an indemnifying party, and such indemnified party shall have been advised by counsel either (i)





                                      12.

that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to such indemnifying party or such affiliate or (ii) a conflict may exist between such indemnified party and such indemnifying party or such affiliate, and in that event the fees and expenses of one such separate counsel for all such indemnified parties shall be paid by the indemnifying party. An indemnified party will not enter into any settlement agreement which is not approved by the indemnifying party, such approval not to be unreasonably withheld. The indemnifying party may not agree to any settlement of any such claim or action which provides for any remedy or relief other than monetary damages for which the indemnifying party shall be responsible hereunder, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel reasonably satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof. In all instances, the indemnified party shall cooperate fully with the indemnifying party or its counsel in the defense of each claim or action.

                 If the indemnification provided for in this Section 8 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to herein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in WellPoint Delaware. In no event, however, shall a Holder be required to contribute in excess of the amount of the net proceeds received by such Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                          (d)     With respect to offerings completed under the
Registration Rights Agreement, the indemnification obligations imposed on WellPoint California under the Registration Rights Agreement shall survive the execution of this Agreement.





                                      13.

                 9. RULE 144. WellPoint Delaware shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144.

                 10.      HOLDBACK.

                          (a)     Each Holder agrees if so required by the
managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any securities of WellPoint Delaware, during the 30 days prior to and the 90 days after any underwritten registration pursuant to
Section 2 or 3 hereof has become effective (or such shorter period as may be required by the underwriter), except as part of such underwritten registration. WellPoint Delaware may legend and may impose stop transfer instructions on any certificate evidencing Registrable Securities relating to the restrictions provided for in this Section 10.

                          (b)     WellPoint Delaware agrees, if so required by
the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of (other than pursuant to employee benefit plans), effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any such securities during the 30 days prior to and the 90 days after any underwritten registration pursuant to Section 2 or 3 hereof has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8 or any successor or similar forms thereto.

                 11.      TRANSFER OF REGISTRATION RIGHTS.

                          (a)     A Holder may transfer all or any portion of
its rights under this Agreement to any transferee of Registrable Securities representing at least 4.9% of the total outstanding common equity of WellPoint Delaware (each, a "transferee"). The Holder making such transfer shall promptly notify WellPoint Delaware in writing stating the name and address of any transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred. In connection with any such transfer, the term "Holder" as used in this Agreement shall, where appropriate to assign the rights and obligations of a Holder hereunder to such direct transferee, be deemed to refer to the transferee holder of such Registrable Securities.

                          (b)     After any such transfer, the Holder making
such transfer shall retain its rights under this Agreement with respect to all other Registrable Securities still owned by such Holder.

                          (c)     Upon the request of the Holder making such
transfer, WellPoint Delaware shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to this Agreement.





                                      14.

                 12.      RESTRICTION ON TRANSFER.

                 A Holder shall not transfer any shares of Registrable Securities whether in a private placement or pursuant to a registration under this Agreement if such transfer shall, to such Holder's knowledge, result in Registrable Securities in excess of the Ownership Limit which become Excess Shares within the meaning of Article VII, Section 2 of WellPoint Delaware's Restated Certificate of Incorporation. This Section 12 shall expire and be of no further force or effect in the event WellPoint Delaware ceases to be subject to any License Agreement, as defined in Section 14 of Article VII of WellPoint Delaware's Restated Certificate of Incorporation.

                 13.      MISCELLANEOUS.

                          (a)     INJUNCTIONS.  Each party acknowledges and
agrees that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Therefore, each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which such party may be entitled at law or in equity.

                          (b)     SEVERABILITY.  If any term or provision of
this Agreement shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and each of the parties shall use its best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

                          (c)     FURTHER ASSURANCES.  Subject to the specific
terms of this Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                          (d)     WAIVERS, ETC.  No failure or delay on the
part of either party (or the intended third-party beneficiaries referred to herein) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by an authorized officer of each of the parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                          (e)     ENTIRE AGREEMENT.  This Agreement contains
the entire understanding of the parties with respect to its subject matter. Except as provided in





                                      15.

Sections 8(a) and 8(d) hereof, this Agreement supersedes all prior agreements and understandings between the parties, including the Registration Rights Agreement, whether written or oral, with respect to the subject matter hereof. The paragraph headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement.

                          (f)     COUNTERPARTS.  For the convenience of the
parties, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument.

                          (g)     AMENDMENT.  This Agreement may be amended
only by a written instrument duly executed by an authorized officer of each of WellPoint Delaware and the Foundation. This Agreement may not be amended to alter or amend the obligations of WellPoint California under Sections 8(a) or 8(d) hereof without the written consent of WellPoint California.

                          (h)     NOTICES.  Unless expressly provided herein,
all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or (ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent:

                                  (i) if to the Foundation:

                                      California HealthCare Foundation
                                      496 Ninth Street
                                      Oakland, CA 94607
                                      Attn.:   Vice President and Secretary
                                      Telecopy No.: (510) 238-1388

                                      With copy to:

                                      Munger, Tolles & Olson LLP
                                      355 South Grand Avenue, Suite 3500
                                      Los Angeles, CA 90071-1560
                                      Attn.:   Ruth E. Fisher, Esq.
                                      Telecopy No.: (213) 687-3702

                                      Marron, Reid & Sheehy LLP
                                      601 California Street, Suite 1200
                                      San Francisco, California 94108-2896
                                      Attn.:   E. Lewis Reid, Esq.
                                      Telecopier No.: (415) 986-1374





                                      16.

                                  (ii) if to WellPoint Delaware or WellPoint
                                  California, then addressed to WellPoint
                                  Delaware or WellPoint California at:

                                              21555 Oxnard Street
                                              Woodland Hills, CA 91367
                                              Attn.:   General Counsel
                                              Telecopy No.: (818) 703-4406

                                         With copy to:

                                              Brobeck Phleger & Harrison LLP
                                              Spear Street Tower
                                              One Market Street
                                              San Francisco, CA 94105
                                              Attn.:   William L. Hudson, Esq.
                                              Telecopy No.: (415) 442-1010

                          (i)     GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS
AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE.

                          (j)     TERM.  This Agreement shall remain in full
force and effect until there are no Registrable Securities outstanding or until terminated by the mutual agreement of WellPoint Delaware and the Foundation.

                          (k)     ASSIGNMENT.  Except as provided herein, the
parties may not assign their rights under this Agreement. WellPoint Delaware may not delegate its obligations under this Agreement. WellPoint California may not delegate its obligations which survive the termination of the Registration Rights Agreement under Sections 8(a), 8(d) and 13(e) of this Agreement.

                          (l)     PRIORITY OF RIGHTS.  The rights granted to
the Holders under this Agreement shall be senior to and take priority over any other registration rights granted by WellPoint Delaware. WellPoint Delaware agrees that it shall not grant any registration rights to any third party unless such rights are expressly made subject to the rights of the Holders in a manner consistent with this Agreement. WellPoint Delaware also agrees that it shall not grant any Holder any registration rights which are senior or take priority over the registration rights granted to all Holders under this Agreement.

                          (m)     OWNERSHIP LIMIT.  For purposes of this
Agreement, Ownership Limit has the meaning set forth in Section 14 of Article VII of WellPoint Delaware's Restated Certificate of Incorporation.





                                      17.

         IN WITNESS WHEREOF, the Foundation, WellPoint Delaware and WellPoint California have caused this Agreement to be duly executed by their authorized representative as of the date first above written.


                                      CALIFORNIA HEALTHCARE FOUNDATION



                                      By: _________________________________

                                      Name:________________________________

                                      Title:_______________________________



                                       WELLPOINT HEALTH NETWORKS INC.,
                                       a Delaware corporation



                                      By: _________________________________

                                      Name:________________________________

                                      Title:_______________________________




                                       WELLPOINT HEALTH NETWORKS INC.,
                                       a California corporation



                                      By: _________________________________

                                      Name:________________________________

                                      Title:_______________________________





                                      18.